UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2017, Net Element, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Listing Qualifications Staff (the "Staff") advising that the Staff had determined that, because the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 (the “June 30 Form 10Q”) reported stockholders’ equity of $1,975,435 is less than the $2.5 million requirement for continued listing, the Company no longer complies with Nasdaq Listing Rule 5550(b) (the “Rule”), which serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

In anticipation of this deficiency, the Company addressed its plan for demonstrating compliance with the stockholders’ equity requirement at its hearing before the Nasdaq Hearings Panel (the “Panel”), which was the basis for the decision of the Panel to grant the Company an exception through October 20, 2017 to comply with the stockholders’ equity and $1.00 bid price requirements, as further described in Item 8.01 below and related press release of the Company dated August 21, 2017. Notwithstanding, the Staff was required to provide the Company with formal notice of the stockholders’ equity issue following the filing of the June 30 Form 10Q. While the Staff’s letter affords the Company the opportunity to make a further submission to the Panel addressing this issue, the Company does not intend to do so given that the Panel has already granted the Company the requested exception. Notwithstanding the foregoing, there can be no assurance that the Company will cure its stockholders’ equity or bid price deficiencies.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “considers,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Panel will grant the Company any relief from the delisting or that the Company can agree to or ultimately meet the specific requirements of any such relief, or remain listed on Nasdaq or otherwise be publicly traded. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Commission. The forward-looking statements contained in this report speak only as of the date of this report and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this report, unless required by law.

Item 3.02	Unregistered Sales of Equity Securities.

On August 15, 2017, the Company opted to present Cobblestone Capital Partners LLC (“Cobblestone”) with a purchase notice directing Cobblestone to purchase 197,423 shares of the Company’s common stock for the aggregate purchase price of $72,000 pursuant to the Common Stock Purchase Agreement (the “SPA”) with Cobblestone. The SPA and its terms were disclosed in our Current Report on Form 8-K filed on July 7, 2017. Such shares of common stock of the Company were issued to Cobblestone under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On August 21, 2017, the Company issued a press release announcing the Nasdaq Hearings Panel decision with respect to granting the Company an exception through October 20, 2017 to comply with the bid price and stockholders’ equity requirements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated August 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2017

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 21, 2017.